SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 6, 2015 (July 31, 2015)

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	000-030061	95-4557538

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue, New York City, New York 10017, United States of America

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: +31.20.653.5916

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2015, Mr. Geoffrey Leland resigned from the Board of Directors (the “Board”) of Elephant Talk Communications Corp. (the “Company”) for personal reasons. At the time of his resignation, Mr. Leland was the Chairman of the Audit and Finance Committee (the “Audit Committee”) and a member of the Compensation Committee (the “Compensation Committee”) of the Company. Mr. Leland did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 3, 2015, the Board unanimously appointed Mr. Carl Stevens, a member of the Board and each of the Audit Committee, the Nominating Committee, and the Compensation Committees, to serve as the Chairman of the Audit Committee. In connection with such appointment, Dr. Francisco Ros replaced Mr. Stevens as the Chairman of the Compensation Committee.

Item 9.01 Exhibits

(d) Exhibits

Exhibit
No.	Description
99.1	Press Release announcing resignation of Geoffrey Leland and appointment of Mr. Carl Stevens dated August 6, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2015	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Alex Vermeulen
Alex Vermeulen
General Counsel

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